UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2015

Resource Real Estate Opportunity REIT II, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 333-184476

Maryland	80-0854717
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1845 Walnut Street, 18th Floor, Philadelphia, PA, 19103

(Address of principal executive offices) (Zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 30, 2015, a wholly-owned subsidiary of Resource Real Estate Opportunity REIT II, Inc. (the “Company”) purchased a multifamily community located in Atlanta, Georgia (the “Atlanta Property”) from an unaffiliated seller. The Atlanta Property is a multifamily community with 216 units located on an approximately 5.3-acre site with amenities, including but not limited to a clubhouse, fitness center and pool. The Atlanta Property was constructed in 1989 and is currently 91% leased.

The contract purchase price for the Atlanta Property was $32.5 million, excluding closing costs. The Company believes that the Atlanta Property is suitable for its intended purpose and adequately insured; however, the Company intends to make certain renovations to the property. The Company intends to redesign the clubhouse, fitness center and pool areas, paint the façade and upgrade all of the unit interiors.

Item 9.01.	Financial Statements and Exhibits

(a) Financial Statements.

Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, we hereby confirm that we intend to file the required financial statements on or before June 13, 2015, by amendment to this Form 8-K.

(b) Pro Forma Financial Information.

See Paragraph (a) above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE REAL ESTATE OPPORTUNITY REIT II, INC.

Dated: April 2, 2015	By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer
(Principal Executive Officer)